Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces First Quarter 2026 Financial Results and Affirms Full Year 2026 Guidance
FIRST QUARTER 2026 FINANCIAL HIGHLIGHTS
•Revenues before reimbursable expenses (RBR) increased $48.0 million, or 12.1%, to a record $443.7 million in Q1 2026 from $395.7 million in Q1 2025.
•Net income was $23.2 million in Q1 2026, compared to $24.5 million in Q1 2025.
•Adjusted EBITDA(9), a non-GAAP financial measure, increased $9.1 million, or 21.9%, to $50.6 million in Q1 2026 from $41.5 million in Q1 2025.
•Diluted earnings per share increased to $1.34 in Q1 2026 from $1.33 in Q1 2025.
•Adjusted diluted earnings per share(9), a non-GAAP financial measure, increased $0.05, or 3.0%, to $1.73 in Q1 2026 from $1.68 in Q1 2025.
•Huron returned $155.5 million to shareholders by repurchasing 1.1 million shares of the company's common stock in Q1 2026, representing 6.5% of the company's common stock outstanding as of December 31, 2025.
2026 GUIDANCE AND OTHER HIGHLIGHTS
•Huron affirms its previous guidance for full year 2026, including RBR expectations in a range of $1.78 billion to $1.86 billion.
•For the second consecutive year, Huron has been Certified™ by Great Place To Work® in the United States, Canada, India, Singapore, and the United Kingdom.
CHICAGO - May 5, 2026 - Global professional services firm Huron (Nasdaq: HURN) today announced financial results for the quarter ended March 31, 2026.
“Revenues before reimbursable expenses (RBR) increased 12% in the first quarter of 2026 compared to 2025, driven by growth across the Healthcare, Education, and Commercial segments, including record RBR performance in Healthcare,” said Mark Hussey, chief executive officer and president of Huron. “We also continued our trajectory of margin expansion during the quarter, reflecting disciplined execution by our highly talented team.”
“We are encouraged by the strong start to the year and strength of our pipeline and backlog as we affirm our annual RBR and margin guidance. We continue to believe we are well positioned to serve as our clients’ trusted advisor as they evolve their business models and organizations to succeed in challenged markets and in an increasingly AI-enabled world. We remain focused on executing against the market tailwinds driving demand for our business and further strengthening our competitive position to best serve our clients and achieve our financial goals,” added Hussey.

FIRST QUARTER 2026 RESULTS
Revenues before reimbursable expenses (RBR) increased $48.0 million, or 12.1%, to $443.7 million for the first quarter of 2026, compared to $395.7 million for the first quarter of 2025. This growth reflects continued strength in demand for the company's Consulting and Managed Services capabilities within the Healthcare and Commercial segments. The overall increase includes $19.3 million of incremental RBR from the company's acquisitions completed since December 31, 2024. Excluding the $19.3 million of incremental RBR from the company's acquisitions, RBR grew 7.3% organically.
Net income was $23.2 million, or 5.1% of total revenues, for the first quarter of 2026, compared to $24.5 million, or 6.1% of total revenues, for the same quarter last year. Net income for the first quarter of 2026 includes $3.8 million of income tax expense, compared to an income tax benefit of $3.1 million recorded in the first quarter of 2025. Diluted earnings per share increased to $1.34 for the first quarter of 2026, compared to $1.33 for the first quarter of 2025. The income tax expense in the first quarter of 2026 had an unfavorable $0.22 impact on diluted earnings per share, while the income tax benefit in the first quarter of 2025 had a favorable $0.17 impact on diluted earnings per share.
First quarter 2026 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(9) increased $11.7 million, or 34.1%, to $45.9 million compared to $34.2 million in the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands).

	Three Months Ended March 31,
	2026	2025
Amortization of intangible assets	$3,902	$2,036
Restructuring charges	$663	$1,338
Other losses(10)	$3,840	$—
Gain on sale of business	$(303)	$—
Transaction-related expenses	$823	$1,296
Unrealized loss on long-term investments	$—	$4,210
Tax effect of adjustments	$(2,135)	$(2,309)
Foreign currency transaction losses (gains), net	$(347)	$399
Adjusted EBITDA(9) increased $9.1 million, or 21.9%, to $50.6 million, or 11.4% of RBR(9), in the first quarter of 2026, compared to $41.5 million, or 10.5% of RBR(9), in the same quarter last year. Adjusted net income(9) was $30.0 million, or $1.73 per diluted share, for the first quarter of 2026, compared to $31.1 million, or $1.68 per diluted share, for the same quarter in 2025.
The number of revenue-generating professionals(1), excluding Managed Services professionals, increased 12.6% to 5,346 as of March 31, 2026 from 4,748 as of March 31, 2025, as a result of the acquisitions completed since the first quarter of 2025 and hiring to support the overall increase in demand for the company's services. The utilization rate(8) of the company's Consulting capability increased to 74.6% during the first quarter of 2026, compared to 74.1% during the same period last year. The utilization rate(8) for the company's Digital capability was 74.8% during the first quarter of 2026, compared to 78.2% during the same period last year. The number of Managed Services professionals increased 59.5% to 2,643 as of March 31, 2026 from 1,657 as of March 31, 2025.

Additionally, Huron returned $155.5 million to shareholders in 2026 through repurchases of 1,114,806 shares of the company's common stock, representing 6.5% of the company's common stock outstanding as of December 31, 2025.
OPERATING INDUSTRIES
The company’s year-to-date 2026 revenues before reimbursable expenses (RBR) by operating segment as a percentage of total company RBR are as follows: Healthcare (51%); Education (29%); and Commercial (20%). Financial results by operating industry are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended March 31, 2026.

OUTLOOK FOR 2026
Based on currently available information, the company is affirming guidance for full year 2026 revenues before reimbursable expenses (RBR) in a range of $1.78 billion to $1.86 billion. The company also anticipates adjusted EBITDA as a percentage of RBR(9) in a range of 14.5% to 15.0%, and adjusted diluted earnings per share(9) guidance in a range of $8.35 to $9.15.
FIRST QUARTER 2026 WEBCAST
The company will host a webcast to discuss its financial results today, May 5, 2026, at 5:00 p.m. Eastern Time, 4:00 p.m. Central Time. The conference call is being webcast by Notified and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(9)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues before reimbursable expenses (RBR), adjusted net income, and adjusted diluted earnings per share, which are non-GAAP financial measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP financial measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA as a percentage of RBR and adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global professional services firm that collaborates with organizations to help solve their most complex challenges and achieve their most ambitious goals. Working across the private and public sectors, we partner closely with clients to improve performance, accelerate transformation, and unlock new opportunities for growth.
Our clients choose us because of our deep industry and technical expertise and proven track record of turning sound strategies into action. By combining practical experience, innovative thinking, and advanced analytics and technology, Huron helps organizations translate today’s ideas into tangible results and long-term value. Learn more at www.huronconsultinggroup.com.
Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “positions,” “continues,” “goals,” “guidance,” or “outlook,” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates, and the necessary number of revenue-generating professionals; our ability to realize the expected benefits and potential opportunities of artificial intelligence (AI); inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn or volatility in market conditions, including as a result of current global trade tensions and/or tariffs. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2025 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.
Please note that information contained in any referenced website is not incorporated by reference in this press release or considered to be part of this document. Such website references are intended to be inactive textual references only.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues:
Revenues before reimbursable expenses	$443,712	$395,690
Reimbursable expenses	8,055	8,451
Total revenues	451,767	404,141
Operating expenses:
Direct costs (exclusive of depreciation and amortization included below)	308,194	278,043
Reimbursable expenses	8,055	8,445
Selling, general and administrative expenses	84,711	76,634
Other losses	3,840	—
Restructuring charges	663	1,338
Depreciation and amortization	9,721	6,949
Total operating expenses	415,184	371,409
Operating income	36,583	32,732
Other income (expense), net:
Interest expense, net of interest income	(8,891)	(5,647)
Other expense, net	(626)	(5,633)
Total other expense, net	(9,517)	(11,280)
Income before taxes	27,066	21,452
Income tax expense	3,819	(3,084)
Net income	$23,247	$24,536
Earnings per share:
Net income per basic share	$1.37	$1.38
Net income per diluted share	$1.34	$1.33
Weighted average shares used in calculating earnings per share:
Basic	16,984	17,821
Diluted	17,406	18,475
Comprehensive income (loss):
Net income	$23,247	$24,536
Foreign currency translation adjustments, net of tax	(1,931)	535
Unrealized loss on investment, net of tax	—	(10,517)
Unrealized gain (loss) on cash flow hedging instruments, net of tax	1,030	(2,233)
Other comprehensive loss	(901)	(12,215)
Comprehensive income	$22,346	$12,321

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$26,459	$24,508
Receivables from clients, net	209,060	186,506
Unbilled services, net	235,383	195,464
Income tax receivable	8,591	8,430
Prepaid expenses and other current assets	35,249	33,676
Total current assets	514,742	448,584
Property and equipment, net	23,834	23,472
Deferred income taxes, net	3,241	3,563
Long-term investments	36,433	36,433
Operating lease right-of-use assets	19,846	20,027
Other non-current assets	135,105	134,781
Intangible assets, net	68,975	72,927
Goodwill	786,949	786,896
Total assets	$1,589,125	$1,526,683
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,998	$12,354
Accrued expenses and other current liabilities	43,423	38,117
Accrued payroll and related benefits	113,967	266,950
Current maturities of long-term debt	20,000	20,000
Current maturities of operating lease liabilities	11,217	14,304
Deferred revenues	31,569	31,708
Total current liabilities	232,174	383,433
Non-current liabilities:
Deferred compensation and other liabilities	63,520	63,316
Long-term debt, net of current portion	834,739	489,665
Operating lease liabilities, net of current portion	21,477	24,371
Deferred income taxes, net	39,775	37,269
Total non-current liabilities	959,511	614,621
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 19,798,449 and 20,465,234 shares issued, respectively	198	205
Treasury stock, at cost, 3,407,494 and 3,269,301 shares, respectively	(210,294)	(189,989)
Additional paid-in capital	6,322	87,885
Retained earnings	608,280	636,693
Accumulated other comprehensive loss	(7,066)	(6,165)
Total stockholders’ equity	397,440	528,629
Total liabilities and stockholders’ equity	$1,589,125	$1,526,683

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$23,247	$24,536
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	9,721	6,949
Non-cash lease expense	1,641	1,437
Lease-related impairment charges	—	738
Gain on lease modification	(3,814)	—
Share-based compensation	15,693	15,358
Amortization of debt discount and issuance costs	288	286
Allowances for doubtful accounts	133	272
Deferred income taxes	2,339	259
Gain on sale of business	(303)	—
Change in fair value of contingent consideration liabilities	3,840	—
Change in fair value of equity investment	—	4,210
Changes in operating assets and liabilities, net of acquisitions:
(Increase) decrease in receivables from clients, net	(22,660)	(2,879)
(Increase) decrease in unbilled services, net	(39,979)	(20,617)
(Increase) decrease in current income tax receivable / payable, net	(57)	(5,668)
(Increase) decrease in other assets	(4,354)	170
Increase (decrease) in accounts payable and other liabilities	(5,005)	1,017
Increase (decrease) in accrued payroll and related benefits	(142,770)	(132,731)
Increase (decrease) in deferred revenues	(128)	(164)
Net cash used in operating activities	(162,168)	(106,827)
Cash flows from investing activities:
Purchases of property and equipment	(5,680)	(1,850)
Investments in life insurance policies	—	(1,722)
Purchases of businesses, net of cash acquired	1,493	(5,190)
Capitalization of internally developed software costs	(6,177)	(6,679)
Proceeds from note receivable	2,250	154
Proceeds from divestiture of business	300	—
Net cash used in investing activities	(7,814)	(15,287)
Cash flows from financing activities:
Proceeds from exercises of stock options	708	2,527
Shares redeemed for employee tax withholdings	(20,530)	(32,181)
Share repurchases	(153,130)	(65,310)
Proceeds from bank borrowings	413,000	328,000
Repayments of bank borrowings	(68,000)	(109,438)
Deferred payments for business acquisitions	—	(36)
Net cash provided by financing activities	172,048	123,562
Effect of exchange rate changes on cash	(115)	19
Net increase in cash and cash equivalents	1,951	1,467
Cash and cash equivalents at beginning of the period	24,508	21,911
Cash and cash equivalents at end of the period	$26,459	$23,378

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended March 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2026	2025
Healthcare:
Revenues before reimbursable expenses	$225,201	$198,490	13.5%
Operating income	$63,953	$56,316	13.6%
Segment operating margin	28.4%	28.4%
Education:
Revenues before reimbursable expenses	$127,468	$122,748	3.8%
Operating income	$27,578	$23,060	19.6%
Segment operating margin	21.6%	18.8%
Commercial:
Revenues before reimbursable expenses	$91,043	$74,452	22.3%
Operating income	$14,896	$11,296	31.9%
Segment operating margin	16.4%	15.2%
Total Huron:
Revenues before reimbursable expenses	$443,712	$395,690	12.1%
Reimbursable expenses	8,055	8,451	(4.7)%
Total revenues	$451,767	$404,141	11.8%

Items not allocated at the segment level:
Unallocated corporate expenses	60,030	52,371	14.6%
Other losses	3,840	—	N/M
Restructuring charges	(532)	1,392	N/M
Depreciation and amortization	6,506	4,177	55.8%
Operating income	36,583	32,732	11.8%
Other expense, net	(9,517)	(11,280)	(15.6)%
Income before taxes	$27,066	$21,452	26.2%
Other Operating Data:
Number of revenue-generating professionals by segment (at period end)(1):
Healthcare(4)	1,700	1,367	24.4%
Education(5)	1,117	1,189	(6.1)%
Commercial(2)(3)(4)	2,529	2,192	15.4%
Total (excluding Managed Services)	5,346	4,748	12.6%
Managed Services(5)(6)	2,643	1,657	59.5%
Total	7,989	6,405	24.7%
Revenues before reimbursable expenses by capability:
Consulting and Managed Services(5)(7)	$271,617	$223,921	21.3%
Digital	172,095	171,769	0.2%
Total	$443,712	$395,690	12.1%
Number of revenue-generating professionals by capability (at period end)(1):
Consulting(5)	2,218	1,748	26.9%
Managed Services(5)(6)	2,643	1,657	59.5%
Digital	3,128	3,000	4.3%
Total	7,989	6,405	24.7%
Utilization rate by capability(8):
Consulting	74.6%	74.1%
Digital	74.8%	78.2%

(1) Consists of our full-time consultants who generate revenues based on the number of hours worked; full-time equivalents, which consists of coaches and their support staff within the culture and organizational excellence solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients; and our Managed Services professionals who provide revenue cycle management and research administration managed services and outsourcing at our healthcare, education and research-focused clients.
(2)    The majority of our revenue-generating professionals within our Commercial segment can provide services across all of our industries, including healthcare and education, and the related costs of these professionals are allocated to each of the segments.
(3)    The increase in the number of revenue-generating professionals within our Commercial segment includes the company's acquisition of Treliant in the third quarter of 2025. This acquisition added approximately 180 revenue-generating professionals, of which approximately 65 are consultants who work variable schedules as needed by clients.
(4)    During the first quarter of 2026, we reclassified the revenue-generating professionals within one of Commercial's Digital offerings to the same Digital offering within Healthcare as these revenue-generating professionals primarily provide services to clients in the healthcare industry. This reclassification had no impact on the total Huron headcount or RBR reported for any period.
The number of revenue-generating professionals within this offering as of December 31, 2024, March 31, 2025, June 30, 2025, September 30, 2025 and December 31, 2025 was 190, 158, 154, 154, and 145, respectively. The prior period headcount reported by segment in the table above has been revised for consistent presentation.
(5)    During the first quarter of 2026, we reclassified one of the offerings within Education's Managed Services capability to Education's Consulting capability. This reclassification had no impact on the total Huron headcount or RBR reported for any period.
The number of revenue-generating professionals within this offering as of December 31, 2024, March 31, 2025, June 30, 2025, September 30, 2025 and December 31, 2025 was 23, 22, 23, 21 and 21, respectively. The prior period headcount reported by segment and by capability in the table above has been revised for consistent presentation. The prior period Education Managed Services capability headcount in footnote 6 below has been revised for consistent presentation.
RBR generated by this offering during the quarters ended March 31, 2025, June 30, 2025, September 30, 2025, and December 31, 2025 was $1.8 million, $1.4 million, $1.8 million, and $1.6 million, respectively, and during the years ended December 31, 2024 and 2025 was $7.3 million and $6.6 million, respectively. This reclassification did not impact the total Education Consulting and Managed Services RBR reported for any period, and the prior period Education Managed Services capability RBR in footnote 7 below has been revised for consistent presentation.
(6)    We have separately presented the total number of revenue-generating professionals within our Managed Services capabilities of our Healthcare and Education segments. Our Healthcare Managed Services professionals provide revenue cycle billing, collections, insurance verification and change integrity services to clients. Our Education Managed Services professionals provide research administration managed services and outsourcing at our education and research-focused clients.
The number of Managed Services professionals within our Healthcare segment was 2,537 and 1,568 as of March 31, 2026 and 2025, respectively.
The number of Managed Services professionals within our Education segment was 106 and 89 as of March 31, 2026 and 2025, respectively.
(7)    Managed Services capability revenues before reimbursable expenses within our Healthcare segment was $26.1 million and $18.3 million for the three months ended March 31, 2026 and 2025, respectively.
Managed Services capability revenues before reimbursable expenses within our Education segment was $5.8 million and $5.6 million for the three months ended March 31, 2026 and 2025, respectively.
(8)    Utilization rate is calculated by dividing the number of hours our billable consultants worked on client assignments during a period by the total available working hours for these billable consultants during the same period. Available working hours are determined by the standard hours worked by each billable consultant, adjusted for part-time hours, and U.S. standard work weeks. Available working hours exclude local country holidays and vacation days. Utilization rates are presented for our revenue-generating professionals who primarily bill on an hourly basis. We have not presented utilization rates for our Managed Services professionals as most of the revenues generated by these employees are not billed on an hourly basis.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION(9)
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues before reimbursable expenses	$443,712	$395,690
Reimbursable expenses	8,055	8,451
Total revenues	$451,767	$404,141
Net income	$23,247	$24,536
Net income as a percentage of total revenues	5.1%	6.1%
Add back:
Income tax expense	3,819	(3,084)
Interest expense, net of interest income	8,891	5,647
Depreciation and amortization	9,958	7,149
Earnings before interest, taxes, depreciation and amortization (EBITDA)(9)	45,915	34,248
Add back:
Restructuring charges	663	1,338
Other losses(10)	3,840	—
Gain on sale of business	(303)	—
Transaction-related expenses	823	1,296
Unrealized loss on long-term investments	—	4,210
Foreign currency transaction losses (gains), net	(347)	399
Adjusted EBITDA(9)	$50,591	$41,491
Adjusted EBITDA as a percentage of revenues before reimbursable expenses(9)	11.4%	10.5%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME(9)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net income	$23,247	$24,536
Weighted average shares - diluted	17,406	18,475
Diluted earnings per share	$1.34	$1.33
Add back:
Amortization of intangible assets	3,902	2,036
Restructuring charges	663	1,338
Other losses(10)	3,840	—
Gain on sale of business	(303)	—
Transaction-related expenses	823	1,296
Unrealized loss on long-term investments	—	4,210
Tax effect of adjustments	(2,135)	(2,309)
Total adjustments, net of tax	6,790	6,571
Adjusted net income(9)	$30,037	$31,107
Adjusted weighted average shares - diluted	17,406	18,475
Adjusted diluted earnings per share(9)	$1.73	$1.68
(9)    In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues before reimbursable expenses, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP financial measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP financial measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
(10)    The non-GAAP financial measures for the three months ended March 31, 2026 include an adjustment for $3.8 million of contingent consideration remeasurement charges to permit comparability with periods that are not impacted by these items. These remeasurement charges were recorded as a component of other losses on the consolidated statement of operations.